SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant Filed by a Party other than the Registrant	[X] [ ]

Check the appropriate box: [ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement [ ] Definitive Additional Materials [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

YoCream International, Inc.
(Name of Registrant as Specified in Its Charter)

_______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[   ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[   ] Fee paid previously with preliminary materials

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration No.:

3) Filing Party:

4) Date Filed:

PROXY STATEMENT
AND NOTICE OF
ANNUAL MEETING OF
SHAREHOLDERS

Wednesday, April 16, 2003, 10:00 a.m.
In the "Rose Room"
(Located on the "Preferred Level")
Rose Garden Arena
One Center Court
Portland, Oregon 97227

YOCREAM INTERNATIONAL PROXY STATEMENT

YOCREAM INTERNATIONAL, INC.
5858 NE 87th Avenue
Portland, Oregon 97220

Dear Shareholder:

You are cordially invited to attend the YoCream International, Inc. Annual Meeting of Shareholders. The meeting will be held:

Wednesday, April 16, 2003, 10:00 a.m.
In the "Rose Room"
(Located on the "Preferred Level")
Rose Garden Arena
One Center Court
Portland, Oregon 97227

The Notice of Annual Meeting of Shareholders, Proxy Statement, and Proxy for YoCream International follow. Even if you plan to attend the Annual Meeting in person, it is important that you return the enclosed Proxy to ensure that every shareholder's shares are voted at the meeting. Please mark, date, sign, and return your Proxy promptly in the enclosed postage-paid return envelope.

The directors, officers, and employees of YoCream International, Inc. look forward to seeing you at the Annual Meeting.

Sincerely,

John N. Hanna
Chairman of the Board of Directors
And Chief Executive Officer

YOCREAM INTERNATIONAL PROXY STATEMENT

This page intentionally left blank

YOCREAM INTERNATIONAL PROXY STATEMENT

YOCREAM INTERNATIONAL, INC.
5858 NE 87th Avenue
Portland, Oregon 97220

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, APRIL 16, 2003

The annual meeting of shareholders of YoCream International, Inc. will be held in the Rose Room on the Preferred Level of the Rose Garden Arena, One Center Court, Portland, Oregon, at 10:00 a.m., on April 16, 2003. At the meeting, shareholders will:

  Consider and approve an amendment to the Articles of Incorporation to divide the Board of Directors into three classes;

  Elect six directors;

  Consider and approve an amendment to the 2000 Stock Option Plan to increase the number of shares authorized for grants of options under that plan from 200,000 to 400,000;

  Transact such other business as may properly come before the meeting.

If you were a shareholder of record as of the close of business on March 21, 2003, you may vote at the meeting.

We cordially invite all shareholders to attend the shareholders' meeting personally. Whether or not you are able to attend, please be sure to sign, date and promptly return your Proxy in the enclosed pre-paid envelope.

You may revoke your proxy at any time before the vote is taken at the meeting. You may revoke your proxy by submitting a proxy bearing a later date, or by notifying the secretary of the Company (personally in writing or by mail) of your wish to revoke your proxy. You may also revoke your proxy by oral request if you are present at the meeting.

By Order of the Board of Directors,

John N. Hanna
Chairman of the Board of Directors
And Chief Executive Officer

Portland, Oregon

DATED: March 22, 2003

YOCREAM INTERNATIONAL PROXY STATEMENT

This page intentionally left blank

YOCREAM INTERNATIONAL PROXY STATEMENT

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
OF YOCREAM INTERNATIONAL
April 16, 2003

YoCream International is holding its annual meeting of shareholders in the Rose Room, located on the Preferred Level of the Rose Garden Arena, One Center Court, Portland, Oregon, at 10:00 a.m. on Wednesday, April 16, 2003. The Board of Directors is soliciting proxies to be used at the meeting and has sent you this proxy statement to give you important information about the business that will take place at the meeting so that you will be fully informed when you vote your shares.

You do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy.

Who May Vote

If you were a shareholder of YoCream International as of the close of business on March 21, 2003, you are entitled to vote at the meeting. If your shares are held by a broker, bank or other nominee (in "street name"), you must give voting instructions to that nominee.

Voting By Proxy

You do not have to attend the meeting. You may vote your shares by proxy if you wish. You may mark the enclosed proxy card to indicate your vote on the matters presented at the meeting, and the individuals whose names appear on the proxy card will vote your shares as you instruct.

If you submit a proxy with no instructions, the named proxy holders will vote your shares in favor of the amendment to our Articles of Incorporation, in favor of the nominees for directors, and in favor of the proposed amendment to the 2000 Stock Option Plan. In addition, the named proxy holders will vote in their discretion on such other matters that may be considered at the shareholders' meeting. The Board of Directors has named John N. Hanna and James S. Hanna as the proxy holders. Their names appear on the proxy form accompanying this proxy statement. You may name another person to act as your proxy if you wish, but it is not necessary to do so.

Revoking a Proxy

You may revoke your proxy at any time before the vote is taken at the meeting. If you are the record holder of your shares, you may revoke your proxy by submitting a proxy bearing a later date or by notifying the secretary of YoCream International (personally in writing or by mail) of your wish to revoke your proxy. You may also revoke your proxy by oral request if you are present at the meeting.

If your shares are held in street name, you must contact the nominee holder of the shares to revoke a proxy or to change your vote. You will not be able to vote or revoke a proxy at the meeting if your shares are held in street name.

You may still attend the meeting even if you have submitted a proxy. You should be aware that simply attending the meeting would not, of itself, revoke a proxy.

Please complete, date, and sign the accompanying proxy and return it promptly to us in the enclosed, postage-paid envelope, even if you plan to attend the meeting.

YOCREAM INTERNATIONAL PROXY STATEMENT

Number of Shares That May Vote

The authorized capital stock of YoCream International consists of 30,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of March 21, 2003, there were 2,250,178 shares of common stock issued and outstanding and entitled to vote at the meeting.

How We Determine a Quorum

A quorum will exist if shareholders holding at least a majority of the outstanding shares of common stock either attend the meeting or submit proxies. If you come to the meeting or submit a proxy, but you abstain from voting on a given matter, your shares will count as present for determining a quorum.

How We Count Votes

The named proxies will vote your shares as you instruct on your proxy.  Abstentions or broker non-votes will not count for or against any matter indicated on the notice of the meeting and submitted to a vote of shareholders. Each share is entitled to one vote.

A broker non-vote occurs when a broker or other nominee holder, such as a bank, submits a proxy representing shares that another person actually owns, and that person has not given voting instructions to the broker or other nominee. On some matters, such as the election of directors, a broker or other nominee can vote those shares without instructions from the beneficial owner. Broker non-votes will count as present for establishing a quorum.

Counting Votes on the Amendment to the Articles of Incorporation

The proposal to adopt an amendment to the Articles of Incorporation will be approved if more shares represented are voted in favor of the amendment than shares voted against the amendment. An abstention or a broker non-vote will therefore have no effect on the outcome of the vote on the amendment.

Counting Votes in the Election of Directors

Directors are elected by a plurality of votes, which means that the nominees that receive the most votes will be elected, regardless of how many votes each nominee gets. Abstentions and broker non-votes will therefore have no effect on the election of directors. You may not accumulate your votes in electing directors, but rather, you may vote the total number of shares that you own for each open director position.

Counting Votes for the Amendment to the Stock Option Plan

The proposed amendment to the 2000 Stock Option Plan will be approved if more shares represented are voted in favor of the amendment than shares voted against the amendment. Abstentions and broker non-votes will therefore have no effect on the outcome of the voting or the proposal.

What If I Do Not Mark My Proxy?

It you submit a signed proxy without giving voting instructions, the named proxies will vote your shares in their discretion. Those individuals named on the enclosed proxy form intend to vote for the Board of Directors' nominees for director, in favor of the proposed amendment to our Articles of Incorporation and in favor of the proposed amendment to the 2000 Stock Option Plan. If you do not sign your proxy, your shares will not count as present for determining a quorum, and your votes will not count.

YOCREAM INTERNATIONAL PROXY STATEMENT

How Many Shares Do Directors and Officers Own?

As of March 21, 2003, directors and executive officers beneficially owned 1,047,926 shares, of which 925,326 shares are entitled to vote at the annual meeting. Those shares constitute 41.1% percent of the total shares outstanding and entitled to be voted at the meeting. All directors and executive officers are expected to vote for the amendment to the Articles of Incorporation, for the Board's nominees for directors, and for the amendment to the Stock Option Plan, although they are not obligated to do so.

YOCREAM INTERNATIONAL PROXY STATEMENT

BUSINESS TO BE CONDUCTED AT THE MEETING

AGENDA ITEM 1. AMENDMENT OF ARTICLES OF INCORPORATION

The Board of Directors has approved an amendment to our Articles of Incorporation for submission to the shareholders at the annual meeting. The following description of the proposed amendment is only a summary, and shareholders are urged to review the full text of the proposed amendment, which is attached as Exhibit A to this proxy statement.

The proposed amendment will:

  classify the Board of Directors into three classes to be elected at the 2003 Annual Shareholders Meeting to serve terms of one, two and three years, with each class of director thereafter to serve a three-year term; and

  prohibit the removal of a director mid-term except for "cause," as defined in the amendment.

Because the proposal is presented as a single action by the shareholders, shareholders desiring to vote against any particular provision must vote against the entire proposal.

The Board of Directors, which has unanimously approved the proposed amendment and is recommending it to the shareholders for adoption, believes the amendment warrants the support of all shareholders.

The proposed amendment is believed to provide two primary benefits. The first is to provide continuity and stability to the Board and the second is to serve as an "anti-takeover" provision that will make it more difficult to acquire control of YoCream without the approval of a majority of directors. The overall effect of the proposed amendment, if adopted, may be to render more difficult or to discourage:

  a tender offer;

  a proxy contest;

  the assumption of control of YoCream by a shareholder with a large block of stock; and

  the removal of incumbent management.

In addition, the proposed amendment may make the removal of incumbent management more difficult even if such removal could be beneficial to shareholders. Management is not currently aware of any specific effort to accumulate YoCream securities or otherwise obtain control of YoCream by means of a tender offer or proxy contest. The Board of Directors will consider any acquisition proposals that might be received and if the Board believes one is in the best interests of shareholders, it will be recommended to shareholders. However, an offer for less than all of the shares, at a price believed to be inadequate, or presenting other unfavorable features, will be resisted by the Board.

Adoption of the proposed amendment will, in the opinion of the Board of Directors, increase the likelihood that another party seeking to acquire YoCream will need to negotiate with the Board.

Classified Board

The proposed amendment provides for a Board of Directors divided into three classes with each class serving staggered three-year terms. As a result, approximately one-third of the Board of Directors will be elected each year. Initially, if the proposal is approved, members of all three classes will be first elected at this annual shareholders meeting. Directors elected to Class I will serve until the 2004 annual meeting. Directors elected to Classes II and III will serve until the 2005 and 2006 annual meetings, respectively. Commencing with the election of directors to Class I in 2004, each class of directors elected at an annual meeting will be elected to three-year terms.

YOCREAM INTERNATIONAL PROXY STATEMENT

This proposal will give the Board of Directors a greater likelihood of continuity and experience because at any one time one-third of the Directors will be in their second year of service and one-third will be in their third year. Although the Board of Directors is not aware of any problems experienced by the Company in the past with respect to continuity and stability of leadership and policy, the Board believes that a classified Board will decrease the likelihood of such problems arising in the future.

A classified Board with staggered three-year terms will likely make the Company less attractive to certain tender offerors, because a mere majority of shareholders will need two annual meetings to obtain control of a two-thirds majority of the Board and three annual meetings for complete control, as opposed to one meeting for complete control at present. The Board believes that the proposed amendment will more likely lead to direct negotiation with the Board. Although the Oregon Business Corporation Act requires that the shareholders shall elect a Board of Directors each year, the statute specifically provides that the Directors may be divided into classes, with each class to serve staggered terms, as provided by the proposed amendment.

In the event of a vacancy on the Board of Directors, the vacancy may be filled by an election at a meeting of the Board of Directors. The Director so elected will hold office until the next annual meeting of shareholders and until the election and qualification of a successor, subject to prior death, resignation or removal.

Removal of Directors

The proposed amendment also provides for the removal of Directors only for cause. Oregon law provides that Directors may be removed at any time with or without cause by a vote of the holders of a majority of the voting shares, unless otherwise specified in the Articles of Incorporation. The proposed amendment would eliminate the right to remove an elected Director except for cause. A Director may be removed for cause upon a simple majority vote. "Cause," is defined by the proposed amendment only to include circumstances where the Director is:

  indicted for a felony,
  required to be removed by a regulatory authority
  found to have been engaged in fraudulent or dishonest conduct or gross abuse of authority with respect to the Company, or found to be liable for negligence or misconduct in the performance of the Director's duties to the Company and such adjudication is not subject to appeal.

The primary purpose for the proposed amendment is to preclude the removal of any Director or Directors, by a takeover bidder or otherwise, unless certain clear circumstances of cause exist. For a takeover bidder to obtain effective control of the Company, it would need to control at least a majority of the Board votes. One popular method for a takeover bidder to obtain such control is to acquire a majority of the outstanding shares of a corporation through a tender offer or open market purchases and to use the voting power to remove the existing directors and replace them with persons chosen by the takeover bidder. Requiring cause in order to remove a Director will frustrate this strategy, thereby encouraging potential takeover bidders to obtain the cooperation of the existing Board before attempting a takeover. However, the proposed amendment preserves the right of a majority of the shareholders to remove a director for those specific causes described in the proposed amendment.

The proposed amendment eliminates the ability to remove any Director without cause, even if such removal is believed by the shareholders to be in their best interests, such as where the shareholders desire to remove a Director simply because of dissatisfaction with a Director's performance in office. Adoption of the proposed amendment increases the Directors' security in their positions and, since the Board has the power to retain and discharge management, may tend to perpetuate present management.

The Board of Directors recommends that shareholders vote FOR the adoption of the Amendment.

YOCREAM INTERNATIONAL PROXY STATEMENT

AGENDA ITEM 2. ELECTION OF DIRECTORS

The Board of Directors has set the number of directors at six. Craig Tall's term will expire at the annual meeting and he will not stand for reelection at the meeting. At the meeting, shareholders will vote on the election of six directors. Directors are elected by a plurality of votes, which means that nominees receiving the most votes are elected regardless of how many votes they receive. You may not accumulate votes in the election of directors. Rather, each shareholder may cast votes for each of the open positions equal to the number of shares held.

If the proposed amendment to the Articles of Incorporation is approved, the Board of Directors will be divided into three classes. Upon the recommendation of the Board of Directors, the members of the present Board of Directors will be nominated to hold office for terms expiring with the annual meeting of shareholders in the years listed below and until their successors have been elected and qualified.

If the proposed amendment is not approved, the six individuals listed below, each a member of the present Board of Directors, will be nominated to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

The Board of Directors is nominating the following individuals for election to the specified classes to serve the terms indicated above their names. All of the nominees are currently serving as directors.
Class I (term expires 2004)	Class II (term expires 2005)	Class III (term expires 2006)

David J. Hanna	Carl G. Behnke	James S. Hanna
Joseph J. Hanna, Jr.	William J. Rush	John N. Hanna

If you submit a completed proxy, the individuals named as proxy holders will vote your shares as you instruct. If you do not specify your choices, then the persons named in the proxy will vote for the election of the nominees listed above.

If any of the nominees is not available for election, your shares will be voted for a substitute nominee chosen by the Board of Directors. The Board believes all nominees will be available for election.

The Board of Directors recommends that shareholders vote FOR the election of all nominees.

YOCREAM INTERNATIONAL PROXY STATEMENT

INFORMATION ABOUT OUR DIRECTORS

The following table shows as to each Director and each nominee for Director, the identified information as of March 21, 2003:
Name	Age	Position held with Company and Principal Occupation During the Past Five Years	Director Since
John N. Hanna	62	Director; Chairman of Board of Directors; Chief Executive Officer	1977
David J. Hanna	67	Director; President	1977
James S. Hanna	69	Director; Secretary	1977
William J. Rush	68	Director; Partner in Rush, Hannula, Harkins & Kyler, LLP Attorney at Law	1987
Carl G. Behnke	57	Director; President R.E.B. Enterprises; Chairman of the Board of Skinner Corporation; Chairman of Sur La Table	1994
Joseph J. Hanna, Jr.	64	President of Hanna Strader PC Tax Attorney (1)	2001
Craig E. Tall	57	Vice Chair - Corporate Development and Specialty Finance, Washington Mutual (2)	2001
  The Company utilizes Hanna Strader PC as its general counsel. Legal services are performed by Mr. Hanna's law firm on a regular basis.
  Mr. Tall's term expires at the annual meeting and he will not stand for reelection at the meeting.

Certain Relationships Of Directors and Executive Officers

John Hanna, Chairman and Chief Executive Officer, is the brother of Directors James Hanna and David Hanna, currently President. Joseph Hanna, Jr., a Director, is a relative but not a member of the immediate family of John Hanna, David Hanna or James Hanna.

Committees Of The Board of Directors

The Board of Directors has established a compensation committee to make recommendations to the full Board about compensation for executive officers, including salaries, bonuses and other benefits. The compensation committee currently comprises three non-employee directors, Craig E. Tall, Joseph J. Hanna, Jr., and William J. Rush.

The Board of Directors has a standing audit committee that meets with our independent auditors to plan for and review the annual audit reports. The audit committee is responsible for overseeing the internal controls of the Company and the financial reporting process. The members of the audit committee are Carl G. Behnke, William J. Rush and Joseph J. Hanna, Jr.. The listing requirements of the National Association of Securities Dealers require that the Company's audit committee consist solely of independent directors, unless the Board of Directors, under exceptional and limited circumstances, determines that membership on the audit committee of a director that is not independent is required by the best interests of the corporation and its shareholders.  Mr. Behnke and Mr. Rush are considered to be independent directors for purposes of serving on the audit committee, as independence is defined under the listing standards of the National Association of Securities Dealers.  Mr. Hanna is not considered independent because he is a partner in the law firm of Hanna Strader P.C., to which the Company paid more than $200,000 in fees in fiscal year 2002.  The Board of Directors has determined that retention of Mr. Hanna on the audit committee is in the best interests of the Company and its shareholders. This determination is based on the Board's belief that the fees earned by Mr. Hanna's firm do not interfere with Mr. Hanna's ability to exercise independent judgment in carrying out his duties as a director, and that he is currently the most qualified individual to serve as a member of the audit committee. The Board believes that the $217,477 fees earned by Hanna Strader P.C. was an unusual circumstance and that, but for the fact the fees exceeded $200,000, Mr. Hanna would otherwise meet the independence criteria, as he did the previous year. The Board continues to seek candidates for director who will meet the criteria for independence. However, the Board has not yet identified qualified persons, and believes that removal of Mr. Hanna from the audit committee may adversely affect the ability of the committee to carry out its responsibilities.

YOCREAM INTERNATIONAL PROXY STATEMENT

The Board has adopted an audit committee charter, which provides that employees of the Company are not eligible to serve on the audit committee. The charter further provides that at least one member shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board believes that each of the current members of the audit committee has employment experience that provides them with appropriate financial sophistication to serve on the audit committee.

During the year ended October 31, 2002, the Board of Directors held nine regularly scheduled and special meetings, the audit committee met four times and the compensation committee met seven times. All directors attended at least 75 percent of the board meetings and committee meetings they were eligible to attend.

Compensation of Directors

Commencing April 2002, and during the fiscal year ended October 31, 2002, non-employee directors received cash compensation for serving on the Board, for attending board and committee meetings, and if they individually served as a chairman of a committee. Each non-employee director received an annual retainer of $10,000, which is paid in quarterly installments beginning each April, and a fee of $500 for each Board meeting attended and $300 for each committee meeting attended. Each committee chair received an additional $2,000 annual retainer.

Each non-employee director also received options to purchase shares of YoCream common stock. These options, granted under the 1994 Combined Incentive and Non-Qualified Stock Option Plan and the 2000 Stock Option Plan, have exercise prices equal to the median between the closing bid and ask prices of the stock on the date of grant.

In May 2002, we granted each of our five non-employee directors options to purchase 5,000 shares at $5.26 per share.

In 1998, each non-employee director was granted an option under the 1994 Combined Plan covering 15,000 shares, exercisable at $4.00 per share. In November 1999, each non-employee director was granted an option under the 1994 Combined Plan covering 6,000 shares, exercisable at $4.00 per share. There are no shares available under this plan for future grants. In July 2001, two newly appointed non-employee directors were each granted an option under the 2000 Stock Option Plan covering 15,000 shares, exercisable at $3.21 per share.

YOCREAM INTERNATIONAL PROXY STATEMENT

INFORMATION ABOUT MANAGEMENT

The following table identifies our executive officers.

Name	Age	Position(s) with the Company and Principal Occupation During the Past Five Years
John N. Hanna	62	Director; Chairman of Board of Directors; Chief Executive Officer
David J. Hanna	67	Director; President
W. Douglas Caudell	59	Chief Financial Officer

Executive Officers serve at the discretion of the Board of Directors.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid during the years ended October 31, 2002, 2001, and 2000 to John N. Hanna, Chief Executive Officer, and David J. Hanna, President. None of our other executive officers received salaries and bonuses in excess of $100,000 in the year ended October 31, 2002.
Summary Compensation Table
Annual Compensation
Name and Principal Position	Year	Salary (1)	Bonus	Other Annual Compensation (2)	Securities Underlying Options/SAR's	All other Compensation (3)
John N. Hanna Chairman; CEO	2002 2001 2000	$136,486 $116,475 $110,236	$15,350 $27,500 $55,000	$14,747 $14,747 $14,747	10,000 5,000 5,500	$4,555 $4,319 $4,957
David J. Hanna President	2002 2001 2000	$103,163 $99,199 $82,847	- - $25,000	$12,197 $12,197 $12,197	- 5,000 5,500	$3,095 $2,976 $3,235

(1) Includes salary and amounts contributed by the Company on behalf of the identified executive officer to the 401(k) Employee Savings Plan and Trust.

(2) Premiums paid on a split dollar life insurance policies which the Company has provided for John Hanna and David Hanna. The Company makes the payments and the policies are assigned to the Company as collateral for the repayment of premiums.

(3) The 401(k) Employee Savings Plan and Trust allows for contributions by the Company for the benefit of employees including the named executive officers. During the years ended October 31, 2002, 2001, and 2000, the Company made contributions to the 401(k) Employee Savings Plan and Trust equal to 3% of the compensation paid to the named executive officer and all other eligible employees. All such contributions have been made in the form of YoCream stock purchased on the open market. Does not include the premium paid by the Company on term life insurance for the benefit of the named executive officer under a group life policy for all salaried employees of the Company.

YOCREAM INTERNATIONAL PROXY STATEMENT

STOCK OPTION GRANTS DURING LATEST FISCAL YEAR

During the year ended October 31, 2002, stock options covering 10,000 shares were granted to John N. Hanna, Chief Executive Officer, under the 2000 Stock Option Plan. The following table shows information as to options granted during the year ended October 31, 2002.

Options Granted in Last Fiscal Year
Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(1)
Name	Number of securities underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price in Dollars per Share	Expiration Date	5%	10%
John N. Hanna	10,000	28.6%	$5.26	05/31/07	$14,532	$32,113
David J. Hanna	-	-	-	-	-	-

(1)    The potential realizable value of the options granted is calculated by multiplying the difference between the exercise price of the option and the market value per share of the underlying stock (assuming a 5% or 10%, as the case may be, compounded annual increase of the stock price from the date of grant to the final expiration of the option) by the number of shares underlying the options granted. The price appreciation assumptions are required disclosures under the rules of the Securities and Exchange Commission and are not to be viewed as any expectation or prediction by the Company of future value of the underlying common stock.

STOCK OPTION EXERCISES AND YEAR-END STOCK OPTION VALUES

The following table shows information as to the stock options that were exercised during the year ended October 31, 2002 by John N. Hanna, the Company's Chief Executive Officer, and the value of all stock options held by him as of October 31, 2002.

Stock Option Exercises in Last Fiscal Year
and Fiscal Year-End Stock Option Values (1)
Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at FY-End Exercisable/ Un-exercisable	Value of Unexercised In-the-Money Options At FY-End Exercisable/ Un-exercisable

John N. Hanna	5,000	$16,550	8,833/6,667	$22,716/$13,134
David J. Hanna	10,500	$30,410	-	-

(1)    On October 31, 2002, the closing price of the Company's Common Stock was $7.23. For purposes of the foregoing table, stock options with an exercise price of less than this amount are considered to be "in the money" and are considered to have a value equal to the difference between this amount and the exercise price of the Stock option multiplied by the number of shares covered by the stock option. Stock options issued under the 1994 Combined Plan, and the 2000 Stock Option Plan were "in the money" on that date.

YOCREAM INTERNATIONAL PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth several categories of information about equity compensation plans in effect as of the end of the last completed fiscal year that provide for the award of securities or the grant of options to purchase securities to employees and employees of YoCream subsidiaries and affiliated companies.
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by security holders	170,100	$4.28	70,000
Equity compensation plans not approved by security holders	0	0	0
Total	170,100	$4.28	70,000

YOCREAM INTERNATIONAL PROXY STATEMENT

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Board of Directors has established a Compensation Committee consisting of three non-employee directors. The Compensation Committee is responsible for establishing and administering the policies of the Board with respect to the annual compensation of the Chief Executive Officer and other executive officers. The Compensation Committee is also responsible for administering the 2000 Stock Option Plan, including determination of the timing and amount of stock option grants under those plans.

The Compensation Committee approves the salaries and other benefits of executive officers as recommended by the Chief Executive Officer in the context of:

  Rewarding successes in resolving critical issues in the development of new markets for our products;

  Preserving cash resources to fund operations and new product development;

  Increasing profitability and shareholder value; and

  Aligning the interests of management with those of shareholders through equity based incentive compensation.

The Compensation Committee also considers the cash compensation and other benefits paid to executive officers with similar responsibilities by other companies in the same industry and by publicly held companies of similar size. The Compensation Committee strives to set cash compensation paid to the Company's executive officers, including its Chief Executive Officer, at or near the median level of cash compensation paid by other similar companies.

The Compensation Committee has from time to time granted stock options to executive officers to supplement the cash compensation paid to them. These stock options have all been granted with exercise prices equal to the then market value of the Common Stock. The options are intended to give the executive officers long-term incentives to enhance shareholder value by allowing option recipients to participate in the appreciation of the market value of the Company's Common Stock. Currently, there are 35,000 shares available for future option grants under the 2000 Stock Option Plan.

During 2003, the Compensation Committee will continue to carefully consider executive compensation in relation to the Company's performance and the opportunities and challenges which the Company faces.

Submitted by the Compensation Committee,

Craig E. Tall
Joseph J. Hanna, Jr.
William J. Rush

Compensation Committee Interlocks and Insider-Participation in Compensation Committee

Joseph J. Hanna, Jr., is a shareholder in the Portland, Oregon law firm of Hanna Strader PC, which serves as the Company's general counsel.  During the year ended October 31, 2002, the Company paid $217,477 to Hanna Strader PC in legal fees. No other relationships exist between the members of the Compensation Committee and the Company's executive officers.

YOCREAM INTERNATIONAL PROXY STATEMENT

AUDIT COMMITTEE REPORT

The audit committee serves a vital function in overseeing the internal controls of the Company and the financial reporting process, as well as ensuring that the audits of the Company's affairs are being conducted. Each of the members of the committee satisfies the definition of independent director as established by the Nasdaq Small-Cap Market listing standards. In carrying out its duties, the audit committee:

  Reviews and discusses with management the scope of external audit activities and the audited financial statements of the Company;

  Discusses with the Company's independent auditors matters relating to the Statement on Auditing Standard No. 61;

  Receives disclosures from and discusses with the Company's independent auditors, the auditor's independence in light of Independence Standards Board Standard No. 1; and

  Makes a recommendation to the Board of Directors, based on the committee's review of the audited financial statements and its discussions with the Company's independent auditors, as to whether the audited financial statements should be included in the Company's annual report filed with the Securities and Exchange Commission on Form 10-K.

The audit committee has reviewed and discussed with management the audited financial statements, and has discussed with the Company's independent auditors the matters required to be discussed by SAS 61. In addition, the audit committee has received written disclosures and a letter from the Company's independent auditor as required by ISB Standard No. 1, and has discussed with the Company's independent auditor the auditor's independence. Based on the foregoing reviews, discussions, and disclosures, the audit committee has recommended the inclusion of the audited financial statements in the annual report on Form 10-K for the year ended October 31, 2002 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Carl G. Behnke
William J. Rush
Joseph J. Hanna, Jr.

YOCREAM INTERNATIONAL PROXY STATEMENT

STOCK PERFORMANCE CHART

The following chart compares the yearly percentage change in the cumulative-shareholder return on the Company's Common Stock during the five fiscal years ended October 31, 2002 with the cumulative total return on (i) the Russell 2000 Index and (ii) the Standard & Poors Small Cap / Food Products Index. This comparison assumes $100.00 was invested on October 31,1997 in the Company's Common Stock and in the comparison groups and assumes the reinvestment of all cash dividends prior to any tax effect and the retention of all stock dividends.

TRANSACTIONS WITH AFFILIATES AND MANAGEMENT

The Company has retained the services of Hanna Strader PC, a law firm in which Joseph J. Hanna, Jr., a director of the Company, is a shareholder.  During the year ended October 31, 2002, Hanna Strader PC served as the Company's general counsel and was paid $217,477 in legal fees.

The Company leases its production and office facilities from Pente Investments, LLC, which is owned by John N. Hanna, Chairman and CEO, David J. Hanna, Director and President, and James S. Hanna, Director and Secretary, and certain other individuals. In fiscal year 1998, Pente Investments agreed to fund a 4,200 square foot expansion of the facility to provide for needed office space. The current lease as amended has a remaining term of approximately 10 years with renewal provisions and currently provides for a base rent of $15,600 per month, which increases to $17,000 per month for the period from July 2003 to July 2006.

During the fiscal year ended October 31, 2002, the Company employed certain members of the Hanna family. Matt Hanna, a son of John Hanna, is the Director of Administration, responsible for administrative functions, human resources, and risk management and received a salary of $78,263. Tyler Bargas, a son-in-law of John Hanna, is the Director of Foodservice Sales and Marketing, responsible for developing and executing the foodservice portion of the sales and marketing plan, as well as overseeing the regional sales managers and received a salary of $78,263. Michele Hanna, David Hanna's daughter, is the Director of Sales, National Accounts and Branding, responsible for developing business with nationally branded foodservice distributors, brokers and customers, as well as coordinating with the national accounts manager and received a salary of $78,263.

YOCREAM INTERNATIONAL PROXY STATEMENT

COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

Section 16 of the Securities Exchange Act of 1934, as amended, ("Section 16") requires that all executive officers and directors of the Company and all persons who beneficially own more than ten percent of the Company's Common Stock file an initial report of their ownership of the Company's securities on Form 3 and report changes in their ownership of the Company's securities on Form 4 or Form 5. These filings must be made with the Securities and Exchange Commission and the National Association of Securities Dealers with a copy sent to the Company.

Based solely on the review of copies of the forms provided to the Company and the representations by the executive officers, directors and ten percent shareholders, the Company believes, to the best of its knowledge, that all Section 16(a) filings requirements were met for fiscal year ended October 31, 2002, except that David Hanna inadvertently missed a filing deadline for reporting one transaction.  Mr. Hanna has since filed a Form 4 to report the transaction.

YOCREAM INTERNATIONAL PROXY STATEMENT

STOCK OWNERSHIP

The following table sets forth information regarding the beneficial ownership of each director, each nominee for director, all executive officers, and directors as a group, and persons, according to information received by the Board of Directors, holding more than five percent of the outstanding Common Stock of the Company as of February 28, 2003.

Management and Others
Name and Address (2)	Shares Owned (1)	Percent Of Class
John N. Hanna, Chairman, CEO	293,762 (3)	13%
James S. Hanna, Director, Secretary	264,195 (4)	11.6%
David J. Hanna, Director, President	243,578 (5)	10.8%
William J. Rush, Director	162,508 (6)	7.1%
Ashford Capital Management, Inc.	122,000 (7)	5.4%
Carl G. Behnke, Director	43,500 (8)	1.9%
Joseph J. Hanna, Jr., Director	15,000 (9)	*
Craig E. Tall	15,000 (9)	*
W. Douglas Caudell, Chief Financial Officer	10,383 (10)	*
All Executive Officers and Directors as a Group (8 persons)	1,047,926 (11)	44.2%

* Less than 1.0%

  Unless indicated otherwise, each person or entity separately possesses sole voting and sole investment power over his or its respective shares. There are no arrangements, known to the Company, including any pledge by any person of securities of the Company the operation of which may at a subsequent date result in a change of ownership of such stock or in control of the Company.

  The business address for each person is 5858 NE 87th Avenue, Portland, Oregon 97220.

  Includes 8,833 shares subject to options exercisable within 60 days of February 28, 2003; 5,200 shares held by Pente Investments LLC in which John Hanna is one of five members; 13,200 shares held in the John Hanna Charitable Trusts; and 3,392 shares held in his 401(k) account.

  Includes 23,600 shares subject to options exercisable within 60 days of February 28, 2003, and 8,915 shares owned by the spouse of James Hanna.

  Includes 1,685 shares held in his 401(k) account.

  Includes 26,000 shares subject to options exercisable within 60 days of February 28, 2003.

  As reported by Ashford Capital Management, Inc. on Schedule 13G filed with the SEC on February 12, 2003.

  Includes 26,000 shares subject to options exercisable within 60 days of February 28, 2003.

  Includes 15,000 shares subject to options exercisable within 60 days of February 28, 2003.

  Includes 8,667 shares subject to options exercisable within 60 days of February 28, 2003 and 1,716 held in his 401(k) account.

  Includes an aggregate of 122,600 shares subject to options exercisable within 60 days of February 28, 2003 and 6,853 shares held in the 401(k) accounts.

YOCREAM INTERNATIONAL PROXY STATEMENT

AGENDA ITEM 3. AMENDMENT TO THE STOCK OPTION PLAN

To enable YoCream International to attract and retain qualified individuals to serve as directors, officers and employees the Company adopted employee benefit plans providing for grants of options to purchase shares of YoCream common stock. The 2000 Stock Option Plan was approved at the annual meeting of shareholders in March 2000. The plan authorized the issuance of up to 100,000 shares upon exercise of stock options. The 2000 Stock Option Plan provides for the grant of options to directors, key employees including employees who are directors, and other persons who provide services to YoCream.  At the 2002 Annual Shareholders Meeting, our shareholders approved an amendment to the 2000 Stock Option Plan to authorize the issuance of up to 200,000 shares.

As the result of the growth of our business, and the consequent increase in the number of participants in the plan, the shares available for future grants of stock options are nearly depleted. There are currently 70,000 shares available for grants of options under the 2000 Plan. The Board of Directors has approved an amendment to the plan to increase to 400,000 the number of shares authorized for issuance upon exercise of stock options. No other changes to the plan are being proposed. The amendment is subject to approval by the shareholders. Based on the current number of shares of common stock outstanding, if the proposed amendment is approved and adopted by the shareholders, the total number of shares issuable upon exercise of stock options currently outstanding, together with future option grants, would constitute approximately 16.4% of total outstanding shares.

The Board of Directors believes that it is important and beneficial to give employees the opportunity to participate in the ownership of the Company.  Equity compensation, in addition to regular salaries, enables YoCream to attract and retain highly qualified employees in an extremely competitive market. Stock options provide employees with incentive to increase productivity and profitability, thereby enhancing shareholder value. By adopting the proposed amendment to the 2000 Stock Option Plan, the Company can continue to offer options as part of the total compensation package this form of non-cash compensation will help conserve cash resources to support the growth of the business.

Summary of the Plan

The following is a brief summary of the terms of the 2000 Stock Option Plan. Other than the number of shares authorized for issuance upon exercise of options exercised under the plan, there are no proposed changes to the plan.

The Compensation Committee administers the plan and determines the persons to whom options are to be granted, the number of shares and the conditions and timing of option grants.

In the discretion of the Committee, options may be subject to a vesting schedule, becoming exercisable over a period of time from the date of grant. On any "change of control" of YoCream, the Committee may provide for the early vesting of any options not then fully vested.

The plan will terminate on January 25, 2010, ten years after the effective date. Options granted under the plan prior to termination of the plan, but unexercised as of that date, will continue in effect until otherwise terminated by their accompanying option agreements. In the event any option granted expires without being exercised, the unexercised shares formerly subject to that option would again become available for options to be granted.

Each person receiving an option under the plan must execute a written stock option agreement which specifies the terms and conditions of the option. Options are exercisable for a set period of time not to exceed ten years from the date of the grant. Options are not transferable except by will or the laws of descent and distribution.

YOCREAM INTERNATIONAL PROXY STATEMENT

Stock options granted under the plans are exercisable at a per share price not less than 100% of the fair market value of the underlying common stock on the date of the grant. Incentive stock options granted to any person with beneficial ownership of 10% or more of the outstanding shares of common stock must be exercisable at a per share price not less than 110% of the fair market value of the stock on the date of the grant. The plan permits the option holder to pay the exercise price of any options with cash, company stock held by the option holder or by cancellation of outstanding exercisable options valued at the difference between the option exercise price and the fair market value of the underlying shares.

Options may be either non-qualified or incentive stock options, as defined in Section 422 of the Internal Revenue Code. Under current federal income tax law, stock options do not result in income to the recipient until the option is exercised.

At the time of exercise of a non-qualified stock option, the optionee will realize ordinary income, and the Company will be entitled to a deduction, in the amount by which the market value of the shares issued on exercise of the option exceeds the exercise price.

Incentive stock options have no tax consequences for the recipient or the Company upon grant or exercise, except for possibly alternative minimum tax under certain circumstances for the recipient of the option. Upon sale of the shares received from the exercise of incentive stock options, any gain realized is treated as capital gain if at least two years have elapsed from the date of the grant and one year has elapsed from the date of exercise. If these holding periods are not satisfied, the sale is deemed a disqualifying disposition. The consequence of a disqualifying disposition is that an incentive stock option will be treated in the same manner as a non-qualified option. In that circumstance, the amount by which the fair market value of the shares as of the date of exercise exceeds the exercise price is treated as ordinary income and the Company will be entitled to a corresponding deduction.

The Board of Directors recommends that shareholders vote FOR the proposed amendment to the 2000 Stock Option Plan.

YOCREAM INTERNATIONAL PROXY STATEMENT

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the Meeting other than those set forth in the Notice of Annual Meeting. However, if any other matters properly come before the Meeting or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

INDEPENDENT AUDITORS

The Board of Directors has designated Grant Thornton LLP, independent certified public accountants, as auditors for the Company for the fiscal year ending October 31, 2003.

The audit services performed by Grant Thornton LLP during 2002 included an audit of annual financial statements, assistance, and consultation in connection with filings with the Securities and Exchange Commission and audit related accounting matters.

A representative of Grant Thornton LLP is expected to be at the annual meeting and will be available to answer appropriate questions.

Audit Fees

Grant Thornton LLP billed YoCream aggregate fees of approximately $38,900 for professional services rendered for the audit of the annual financial statements and for the reviews of the financial statements included in the Forms 10-Q for the fiscal year ended October 31, 2002.

Financial Information Systems Design and Implementation Fees

Grant Thornton LLP did not perform any financial information system design or implementation work for YoCream during the fiscal year ended October 31, 2002.

All Other Fees

Grant Thornton LLP billed aggregate fees of $15,200 for income tax return preparation and related professional services rendered for the fiscal year ended October 31, 2002.

The Audit Committee considered whether, and has determined that, the provision of these other professional services is compatible with maintaining the independent auditor's independence.

SHAREHOLDER PROPOSALS

Any proposal, which a shareholder wishes to have considered for inclusion in the Company's proxy solicitation materials for the 2004 Annual Meeting of Shareholders, must be received at the main office of the Company no later than October 31, 2003. If such proposal is in compliance with all of the requirements of the Company's Articles of Incorporation, and of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Shareholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

YOCREAM INTERNATIONAL PROXY STATEMENT

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Company's Annual Report to Shareholders for the year ended October 31, 2002 accompanies this Proxy Statement. Additional copies of the Company's Annual Report to Shareholders may be obtained by written request to the Secretary of the Company at the address indicated below. Such Annual Report is not part of the proxy solicitation materials.

Upon receipt of a written request, the Company will furnish to any shareholder without charge a copy of the Company's Annual Report on Form 10-K for the year ended October 31, 2002, and the list of exhibits thereto required to be filed with the Securities and Exchange Commission. Such written request should be directed to James S. Hanna, Secretary, YoCream International, Inc., 5858 NE 87th Avenue, Portland, Oregon 97220. The Form 10-K Annual Report is not part of the proxy solicitation materials.

By order of the Board of Directors,

John N. Hanna
Chairman of the Board of Directors
          And Chief Executive Officer

DATED: March 22, 2003

NOTE: Please send in your Proxy immediately, using the enclosed postage paid envelope.

YOCREAM INTERNATIONAL PROXY STATEMENT

EXHIBIT A

The Corporation's Articles of Incorporation be amended by adding the following Article IX:

"ARTICLE IX

1. Classified Board. The board of directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole board of directors permits. One class will stand for election at each annual meeting of shareholders, with each class standing for election every third year. The initial directors in the first group (class 1 directors) shall hold office for a term expiring at the first annual meeting of shareholders of the Corporation, initial directors in the second group (class 2 directors) shall hold office for a term expiring at the next following annual meeting of shareholders, and initial directors in the third group (class 3 directors) shall hold office for a term expiring at the second following annual meeting of shareholders.

Each director shall be elected to hold office for a term of three years, and until his or her successor has been elected and qualified, subject to prior death, resignation or removal, such term to expire on the date of the third annual meeting of shareholders following the election of the class of directors to which such director belongs. A decrease in the number of directors will not have the effect of shortening the term of any incumbent director. No fewer than two and no more than five directors shall have terms expiring in the same year, and in any event, the number of directors whose terms expire in any one year shall be less than one half of the total number of directors. At each annual meeting, the shareholders will elect directors by a plurality of the votes cast by the shares entitled to vote in the election.

As used in these Articles of Incorporation, the term "whole board of directors" means the total number of directors that the corporation would have if there were no vacancies on the board of directors.

In the event the number of directors is less than six, the provisions in Section 1 of Article IX shall be inapplicable unless the Oregon Business Corporation Act allows for a classified board with less than six members.

2. Removal of Directors. Notwithstanding any other provision of these Articles of Incorporation, any director of the corporation may be removed at any time only for cause, and except as otherwise required by law, only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the corporation entitled to elect such Director, at a meeting of the shareholders called for that purpose. For purposes of this Article V, the term "cause" shall mean:

(i) indictment for a criminal offense constituting a felony under applicable federal or state law;

(ii) by order of any federal or state regulatory agency having jurisdiction over the Corporation;

(iii) a finding by a court of competent jurisdiction that the director has engaged in fraudulent or dishonest conduct or gross abuse of authority with respect to the corporation;

(iv) adjudication by a court of competent jurisdiction that the director is liable for negligence or misconduct in the performance of the director's duties to the corporation in a matter of substantial importance to the corporation and such adjudication is final and not subject to appeal."

YOCREAM INTERNATIONAL PROXY STATEMENT

5858 NE 87th Avenue
Portland, Oregon 97220

1-800-YOCREAM
www.yocream.com

REVOCABLE PROXY
YOCREAM INTERNATIONAL, INC.
ANNUAL MEETING OF SHAREHOLDERS
APRIL 16, 2003

PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints John N. Hanna and James S. Hanna, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares of common stock of YoCream International, Inc. (the "Company") at the Annual Meeting to be held on April 16, 2003 and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

1. Amendment to the Articles of Incorporation. If approved, the Board of Directors would be divided into three classes and directors could only be removed for "cause."
[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

2. Election of directors.	[ ]	FOR ALL nominees listed below (except as marked to the contrary below)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual, strike a line through the nominee's name below.)

Nominees for election for three-year terms:

John Hanna
James Hanna

Nominees for election for two-year terms:

William Rush
Carl Behnke

Nominees for election for one-year terms:

David Hanna
Joseph Hanna

3. Amendment to Stock Option Plan. If approved, the number of shares authorized for grants of options under the 2000 Stock Option Plan would increase from 200,000 to 400,000.
[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

4. Other Matters. At the discretion of the proxy holders on such other business as may properly come before the meeting and any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION, FOR THE ELECTION OF ALL NOMINEES, FOR THE AMENDMENT TO THE STOCK OPTION PLAN, AND FOR ALL PROPOSALS LISTED ABOVE. THE PROXY HOLDERS MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.
Dated: , 2003

(Attach Label)	Please date and sign exactly as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer. All co-owners must sign.